Exhibit 10.6

REITERATIVE SHARE PURCHASE AGREEMENT

BY AND BETWEEN:

BIOBRANCO II,
A company under Portuguese law,
having its registered offices at Porto Do Tejo, 6030-245 Vila Velha De Rodao (Portugal)
represented by Mr. Alcides and Nuno BRANCO, duly authorised for the purpose of this document, acting in the name and on behalf of the Company;

(Hereinafter referred to as “Seller”),

ON THE ONE HAND,

AND

JUNAN HONGRUN FOODSTUFF CO., LTD,
A limited liability company organized under the laws of CHINA, having its registered office at Towera, Cofco Plaza, Guanfang Village, Shizilu Town, Junan
County, Shangong China,
represented by Chenjie XU, duly authorized to act hereunder

(Hereinafter referred to as “AMERICAN LORAIN” or as “Purchaser”),

ON THE OTHER HAND

(The Seller and the Purchaser being hereinafter individually referred to as a “Party” and collectively as the “Parties”).

RECITALS

A.

Whereas, the share capital of Athena, a limited liability company organized under French law with registered offices at Chemin de Kerlebert 56530 Queven (France)(hereafter referred to as the “Company”), of an amount of 25,000.00 euros divided into 25,000 shares of 1 euro each, is allocated as follows:

BIOBRANCO II	9,000 shares, i.e. 36%
Alcides BRANCO	3,000 shares, i.e. 12%
Nuno BRANCO	3,000 shares, i.e. 12%
INTIRAIMI	10,000 shares, i.e. 40%

TOTAL	25,000 shares i.e. 100%

B.

Whereas, the Company is a company whose principal activity is to acquire shares in companies or businesses. As such, the Company holds the entire capital and the voting rights of Conserverie Minerve, a company under French law, with registered offices at Chemin de Kerlebert 56530 Queven (FRANCE), (hereafter referred to as the “Main Subsidiary”) and specialised in the processing and sale of chestnut, prepared foods products.

C.	Whereas the Main Subsidiary itself owns the entire capital and the voting rights of the following companies (hereafter the “other Subsidiaries”):

  Sojafrais, a company under French law, with registered offices at Chemin de Kerlebert 56530 Queven (France)

  SCI SIAM, a real estate company under French law, with registered offices at Chemin de Kerlebert 56530 Queven (France)

  SCI GIU LONG, a real estate company under French law, with registered offices at Chemin de Kerlebert 56530 Queven (France)

  and CACOVIN, a company under Portuguese law, with registered offices at Zona Industrial de Vinhais, lote 13/15, 5320 338 Vinhais (PORTUGAL)

it being specified that the Company, the Main Subsidiary and the Other Subsidiaries are collectively referred to as the “Minerva Group”.

D.	Whereas, the Purchaser is engaged in the main business of chestnut, prepared food, frozen and canned products processing and sales.

E.

Whereas, the Seller wishes to sell and transfer to the Purchaser, and the Purchaser wishes to purchase from the Seller, 2,750 shares of the Company upon the terms and subject to the conditions set forth herein.

F.

Whereas the Seller and the Purchaser have agreed to organise the transfer of shares under the conditions defined in the Share Purchase Agreement dated December 17th , 2013 (hereinafter the “Share Purchase Agreement”).

G.	Whereas by virtue of this reiterative share purchase agreement (hereinafter the “Reiterative Share Purchase Agreement”), the Parties wish to reiterate the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the Parties hereby agree as follows:

ARTICLE 1: DEFINITIONS

As used in this Agreement, the following terms have the following meanings:

“Agreement” means the Reiterative Share Purchase Agreement and any and all Schedules hereto, as may be amended or supplemented from time to time in accordance with the terms hereof.

“Agreement Date” means the date of the Agreement.

“Applicable Law” means, with respect to any person or any property or asset, all laws, statutes, ordinances, codes, rules, regulations, decrees, orders, rulings, writs, injunctions, judgments, awards or standards of any Governmental Authority applicable to or binding on such Person (or its properties or assets) or to such property or asset from time to time.

“Article” refers to an article of this Agreement unless the context requires otherwise.

“Business” means the business of Minerva Group at the Closing Date, i.e. the processing and sale of chestnut, prepared food products.

“Closing Date” means the date of the date of transfer of the ownership of the shares, i.e. the Payment Date.

“Contracts” means any written agreement, or contract or other contractual obligation.

“Encumbrance” means any security interest, hypothec, pledge, mortgage, lien, charge, adverse claim of ownership or use transfer restriction, easement, option right, or other encumbrance of any kind.

“Payment” means the payment of the price of the Shares.

“Payment Date” means the date when the payment of the price of the Shares shall me delivered effectively by the Purchaser and received by the Escrow Agent on his escrow account (“compte Carpa”)

“Shares” has the meaning set forth in article 2.

“Tax” or “Taxes” means Any French taxes and more generally any French mandatory levies (including their principal amount and, as the case may be, any type of penalties, surcharges and interest thereon) whatever their legal characterization and beneficiary may be. Taxes include, without limitation, (i) corporate income taxes, additional contributions, distribution taxes (e.g. précompte), withholding taxes, Value Added Tax (V.A.T.), excise taxes, property taxes, business taxes, custom duties, transfer and contribution taxes, stamp duty, registration taxes, penalties and any taxes based on salaries, (ii) any duty (redevance) paid in consideration for a service provided to any Company, tax-assimilated levies (taxes parafiscales).

“Transaction Documents” means (i) this Agreement, and (ii) any other documents delivered by any Party hereto at or prior to the Closing pursuant to or in furtherance of the transactions contemplated by this Agreement (including, in each case, any and all exhibits, schedules and attachments to any such documents and any other documents executed or delivered in connection therewith) in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

ARTICLE 2: PURCHASE AND SALE

Upon the terms and subject to the conditions set forth in this Agreement, the Seller sells and transfers to the Purchaser, at the Payment Date, 2,750 shares of the Company (hereinafter the “Shares”), and the Purchaser purchases and receives from the Seller the Shares, at the Payment Date.

The Shares represent at the Agreement Date 11% of the share capital of the Company.

The Purchaser is the owner of the Shares at the Payment Date, free and clear of all Encumbrances, and is, from the Closing Date, alone entitled to any share in the profits, reserves, capital gains or assets, and in general, to any distribution whatsoever that will be made in relation to the Shares.

ARTICLE 3: SATISFACTION OF THE CONDITION PRECEDENT SET FORTH IN THE SHARE PURCHASE AGREEMENT

Previously to the Reiterative Share Purchase Agreement, the Parties have hereto certified that the condition precedent set forth in article 3.2.1 of the Share Purchase Agreement have been satisfied.

ARTICLE 4: PURCHASE PRICE OF THE SHARES

The price for the Shares (the “Price”) consists of an amount of FOUR HUNDRED AND NINETY FIVE THOUSAND EUROS (€ 495,000) euros to be paid at the Agreement Date by the Purchaser to the Seller under the conditions as hereinafter defined.

At the Payment Date, the Purchaser transfers to the Seller the Payment by way of bank account transfer of immediately available funds to Adrien Jelic (the “Escrow Agent”) on his escrow account (“Compte CARPA”), with the mission to pay the Price to the Seller.

It is expressly specified that the payment of the Price shall be received by the Escrow Agent no latter than twenty (20) days from the Agreement Date (the “Payment Date”).

The references required for the funds transfer onto the Escrow Agent’s Compte CARPA are as follows:

  International identification number:
  BIC: CMCIFRPP IBAN: FR76 3006 6108 7900 0200 2730 322

  Reference of the funds transfer:
  00255/130768811/2582 CONSERVERIE MINERVE/AMERICAN LORAIN

The Parties authorize the Escrow Agent to release the Payment to the Seller immediately after receiving the Price on his escrow account.

ARTICLE 5: DELIVERIES

At the Payment Date, the Seller delivers to the Purchaser:

(i)	duly executed share transfer orders (“ordres de mouvements”) for all of the Shares providing for the transfer of the full ownership of any and all the Shares to the Purchaser;

(ii)	declaration forms relating to the transfer of the Shares (“Déclarations CERFA”) for tax purposes;

(iii)

the share transfer register (“registre de mouvements de titres”) and the shareholders’ accounts (“comptes d’actionnaires”) of the Company; in each case, reflecting the transfer of the Shares made pursuant to the share transfer forms referred to in (ii) above;

ARTICLE 6: REPRESENTATION AND WARRANTIES

The Seller hereby warrants and represents:

(i) Organisation and Standing

The Seller is a shareholder and record owner of the issued and outstanding shares of the capital of the Company, which is a company duly organized, validly existing and in good standing under the laws of France and has the corporate power and authority to carry on its business as it is now being conducted.

(ii) Restrictions on Shares

The Seller is not a party to any agreement, written or oral, creating rights in respect to the Company’s shares in any third person or relating to the voting of the Company’s shares (with the exception of the shareholder’s agreement entered into by the Seller with Pedro QUINTANA, which will be terminated because of the share purchase agreement entered into by the company INTIRAIMI and the Purchaser under the conditions precedent).

The Seller is the lawful owner of the shares, free and clear of all security interests, liens, Encumbrances, equities and other charges.

There are no existing warrants, options, stocks purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the share, nor are there any securities convertible into such share.

(iii) Financial statement and additional warranties

The Purchaser agrees to buy the Shares without any declaration and warranties on the financial statements of Minerva Group companies.

The financial statements of the Company and the main Subsidiaries are attached to the present Agreement for information use only.

The Seller does not guarantee that such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Minerva Group companies at the respective dates of and for the periods referred to in such financial statements, in accordance with the French applicable accounting principles.

The Purchaser acknowledges that there are significant transactions between affiliated companies which remain unpaid at the signing of the Closing Date.

The Purchaser acknowledges that he has been informed that the auditors of the Company and the company Conserverie Minerve have refused to certify the accounts of the Company and the company Conserverie Minerve and that the company Conserverie Minerve is currently under alert procedure (“procedure d’alerte”), a procedure initiated on the request of the auditors because of the cash position of the company Conserverie Minerve.

(iv) Representations and Warranties of the Seller and Purchaser

The Seller and Purchaser hereby represent and warrant that there has been no act or omission by the Seller and Purchaser which would give rise to any valid claim against any of the Parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

(v) Purchaser acknowledgment

Except the declaration and warranties provided by the Seller in section (i), (ii) and (iv) herein, the Seller makes any representation or warranty with respect to the Transaction Documents or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby is intended or shall be construed to be a representation or warranty (express or implied) of the Seller or any of their respective affiliates, for any purpose of this Agreement, the Transaction Documents or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby, with respect to the future profitability of the Minerva Group Business or the adequacy or sufficiency of asset, liability or equity amount.

Furthermore, the Purchaser acknowledges and agrees that no fact, condition, development or issue relating to the adequacy or sufficiency of the declaration and warranties provided by the Seller in section (i), (ii) and (iv) herein may be used, directly or indirectly, to demonstrate or support the breach of any representation, warranty, covenant or agreement contained in this Agreement, the Transaction Document or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby and thereby.

The Purchaser recognizes that the price has been accepted by the Seller in consideration of such acknowledgment.

ARTICLE 7: REGISTRATION- REGISTRATION TAXES (“DROITS D’ENREGISTREMENT”)

This act shall be registered within the statutory period of one month to the competent tax office at the Purchaser’s request, which he justify on the Seller’s first demand.

The registration taxes due for the execution of this Agreement and the Share transfer forms shall be borne exclusively by the Purchaser.

ARTICLE 8: GENERAL PROVISIONS

8.1   Waivers and Amendments

This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance.

No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

8.2   Confidentiality - Public Announcements

Unless otherwise required by Applicable Law or necessary for a Party to enforce its rights, each of the Parties, its respective Affiliates, advisors and representatives shall not disclose or permit the disclosure of any of the terms or conditions of this Agreement to any third party without the other party’s prior written consent. Notwithstanding the foregoing, if any such disclosure is so required, the disclosing Party shall consult, to the extent practicable, in advance with the other party concerning the reasons for and content of such disclosure.

Unless otherwise required by Applicable Law or the rules of the New York Stock Exchange, no Party to this Agreement shall make any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party.

8.3   Assignment

Neither this Agreement nor any of the rights and obligations of the Parties hereunder may be assigned by either of the Parties hereto without the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns and no other person shall have any right, obligation or benefit hereunder.

8.4   Entire Agreement

This Agreement (including the Schedules) constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings between the Parties, both written and oral, except as otherwise expressly provided herein.

8.5   No Third-Party Beneficiaries

This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.6   Expenses

All costs and expenses, including, without limitation, fees and disbursements of counsel, intermediary, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

8.7   Notices

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the perspective Parties at their registered offices.

8.8   Headings

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.9   Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.

Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to preserve the original intent of the Parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby be consummated as originally intended to the greatest extent possible.

8.10   Governing Law; Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of France.

The Parties hereto shall first use their best endeavour to resolve, through mutual consultation, any disputes that might arise between the Parties hereto in relation to this Agreement.

All disputes arising out of or in connection with this Agreement and which cannot be settled amicably between the Parties shall be finally settled by the Paris Commercial Court (Tribunal de Commerce de Paris).

8.11.   Language

This Agreement is drafted in English.

8.12   Miscellaneous

This Agreement and its Schedules are executed in four original copies.

ARTICLE 9: ACKNOWLEDGMENT AND ACCEPTANCE OF TERMS

The Parties hereby acknowledge and declare that they have discussed the terms and conditions of the Agreement and that they have also read and understood the terms and conditions of the Agreement.

The Parties hereby acknowledge and declare that they understand the English language and have the Agreement translated into their own language by their own translator.

The Parties also hereby acknowledge and declare that they have had all the time to seek and obtain all the necessary legal advice.

Date: February 7th, 2014

/s/ [signature not legible]	/s/ [signature not legible]
BIOBRANCO II	JUNAN HONGRUN FOODSTUFF
Represented by Nuno BRANCO	Represented by Chenjie XU